                                   EXHIBIT 1



                           STOCK EXCHANGE AGREEMENT

                                 By and Among

                             BUFFTON CORPORATION,

                                      and

                                 ALAN TREMAIN

                                      and

                              JEAN-CLAUDE MATHOT

                                      and

                          HOTELS OF DISTINCTION, INC.



                          Dated as of April 11, 1997

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
TABLE OF CONTENTS...........................................................   i

TABLE OF DEFINED TERMS...................................................... iii

================================================================================


                               TABLE OF CONTENTS
                               =================

1.   Exchange of Stock......................................................................  1
     -----------------

     2.   Closing...........................................................................  1
          -------

     3.   Certain Definitions...............................................................  1
          -------------------

     4.   Representations and Warranties of Buffton.........................................  3
          -----------------------------------------

          a.   Organization.................................................................  3
               ------------

          b.   Capitalization...............................................................  3
               --------------

          c.   Authorization and Validity of Agreement......................................  3
               ---------------------------------------

          d.   No Approvals or Notices Required; No Conflict with Instruments to which Buffton
               -------------------------------------------------------------------------------

               is a Party..................................................................   4
               ----------

          e.   SEC Filings; Financial Statements...........................................   4
               ---------------------------------

          f.   Litigation..................................................................   4
               ----------

          g.   Voting Requirements.........................................................   5
               -------------------

     5.   Representations and Warranties of Tremain and Mathot................................ 5
          ----------------------------------------------------

          a.   Organization and Compliance with Law........................................... 5
               ------------------------------------

          b.   Capitalization................................................................. 5
               --------------

          c.   Authorization and Validity of Agreement........................................ 5
               ---------------------------------------

          d.   No Approvals or Notices Required; No Conflict with Instruments to which Hotels
               ------------------------------------------------------------------------------

               is a Party..................................................................... 6
               ----------

          e.   Financial Statements; Material Contracts; Liabilities.......................... 6
               -----------------------------------------------------

          f.   Conduct of Business in the Ordinary Course; Absence of Certain Changes and
               --------------------------------------------------------------------------

               Events......................................................................... 6
               ------

          g.   Certain Fees................................................................... 7
               ------------

          h.   Litigation..................................................................... 7
               ----------

          i.   Employee Liabilities........................................................... 7
               --------------------

          j.   Taxes.......................................................................... 7
               -----

          k.   Environmental.................................................................. 7
               -------------

          l.   No Severance Payments.......................................................... 8
               ---------------------

          m.   Insurance.....................................................................  8
               ---------

          n.   Title to Property.............................................................  8
               -----------------

     6.   Investment and Other Representations by Tremain and Mathot.........................  8
          ----------------------------------------------------------

     7.   Tax Treatment...................................................................... 10
          -------------

     8.   Registration Rights................................................................ 10
          -------------------

          a.   Demand Registration Right (Registration of Buffton Common Stock on Request)
               ---------------------------------------------------------------------------

               .............................................................................. 10

          b.   Piggyback Registration Rights................................................. 12
               -----------------------------

          c.   Registration Procedures....................................................... 12
               -----------------------

          d.   Seller's Information.......................................................... 13
               --------------------

          e.   Preparation; Reasonable Investigation......................................... 13
               -------------------------------------

     9.   Release of Claims by Tremain and Mathot............................................ 13
          ---------------------------------------

     10.  Sale of Current Technology; Buffton Name Change.................................... 13
          -----------------------------------------------

     11.  Purchase of Buffton Common Stock by Tremain and Mathot............................. 13
          ------------------------------------------------------

     12.  Cooperation in Litigation.......................................................... 13
          -------------------------

     13.  Expenses........................................................................... 13
          --------

     14.  Further Assurances................................................................. 14
          ------------------

     15.  Public Announcements............................................................... 14
          --------------------

     16.  Survival of Representations and Warranties......................................... 14
          ------------------------------------------

     17.  Amendments......................................................................... 14
          ----------

     18.  Entire Agreement................................................................... 14
          ----------------

     19.  Notices............................................................................ 14
          -------

     20.  Counterparts....................................................................... 15
          ------------

     21.  Governing Law...................................................................... 15
          -------------

     22.  Severability....................................................................... 15
          ------------

     23.  Headings                                                                            15
          --------

     24.  Entire Agreement; Third Party Beneficiaries........................................ 15
          -------------------------------------------

     SIGNATURE PAGE.......................................................................... 16

                            TABLE OF DEFINED TERMS
                            ----------------------


DEFINED TERM                                                               PAGE
------------                                                               ----
Agreement................................................................   1

Buffton..................................................................   1

Buffton Common Stock.....................................................   1

Buffton SEC Filings......................................................   4

Buffton Subsidiaries.....................................................   3

CERCLA...................................................................   2

Closing..................................................................   1

Disadvantageous Condition................................................   1

Hotels...................................................................   1

Entity...................................................................   1

Environmental Laws.......................................................   2

Exchange Act.............................................................   2

Existing Stockholders Agreement..........................................   5

Governmental Authority...................................................   2

Hotels Financial Statements..............................................   6

Hotels Disclosure Letter.................................................   5

Hotels Stock.............................................................   1

Knowledge................................................................   2

Laws.....................................................................   2

Material Adverse Change..................................................   2

Material Adverse Effect..................................................   2

Mathot...................................................................   1

Permitted Liens..........................................................   2

Registrable Securities...................................................   2

Registration Expenses....................................................   2

Registration Rights Holders..............................................  10

Requesting Holder........................................................  10

SEC......................................................................   4

Securities Act...........................................................   3

Stock Exchange...........................................................   1

Tax or Taxes.............................................................   3

Tax Return...............................................................   3

Tremain..................................................................   1

                            STOCK EXCHANGE AGREEMENT
--------------------------------------------------------------------------------


     THIS STOCK EXCHANGE AGREEMENT (this "Agreement"), dated as of April 11,
                                          ---------
1997, is entered into by and among Alan Tremain ("Tremain"), Jean-Claude Mathot
                                                  -------
("Mathot"), Hotels of Distinction, Inc., a Florida corporation ("Hotels"), and
  ------                                                         ------
Buffton Corporation, a Delaware corporation ("Buffton").
                                              -------


                             W I T N E S S E T H :
                             ---------------------

     WHEREAS, Tremain and Mathot own 100 shares of the Common Stock, par value $1.00 per share, of Hotels (the "Hotels Stock"), being all of the issued and
                                 ------------
outstanding capital stock of Hotels; and

     WHEREAS, Buffton desires to acquire from Tremain and Mathot, all of the Hotels Stock, solely in exchange for 300,000 shares of newly issued Common Stock, par value $.05 per share, of Buffton (the "Buffton Common Stock");
                                                  --------------------

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and upon the terms and subject to the conditions contained herein, the parties hereto agree as follows:

                                                        STOCK EXCHANGE AGREEMENT

     1.   Exchange of Stock.  Upon and subject to the terms and conditions of
          -----------------
this Agreement, contemporaneously with the execution of this Agreement, (a) Tremain and Mathot shall assign, transfer and deliver to Buffton all of the Hotels Stock free and clear of any and all liens, equities, claims, prior assignments, mortgages, charges, security interests, pledges, restrictions or encumbrances whatsoever, and, (b) in exchange therefor, Buffton shall assign, transfer and deliver to Tremain 180,000 shares of Buffton Common Stock and to Mathot 120,000 shares of Buffton Common Stock, free and clear of any and all liens, equities, claims, prior assignments, mortgages, charges, security interests, pledges, restrictions or encumbrances whatsoever (the foregoing being herein called the "Stock Exchange").
                   --------------

     2.   Closing.  At or prior to the closing of the Stock Exchange (the
          -------
"Closing"):
 -------

          a. Buffton has delivered to Tremain and Mathot the items and documents listed on Schedule 2.a hereto, including the employment
                         ------------
     agreements and stock options described therein and certificates representing the shares of Buffton Common Stock issued to Tremain and Mathot.

          b. Tremain, Mathot and Hotels have delivered to Buffton the items and documents listed on Schedule 2.b hereto, including stock powers executed by
                         ------------
     Tremain and Mathot transferring to Buffton the certificates representing all of the shares of issued and outstanding Hotels Stock, and Tremain and Mathot will hold such certificates in trust for Buffton and will deliver them to Buffton at or promptly after the Closing.

                                                        STOCK EXCHANGE AGREEMENT

     3.   Certain Definitions.  As used in this Agreement, the following terms
          -------------------
shall have the meanings ascribed to them below:

          a.  A "Disadvantageous Condition"  shall exist for purposes of this
                 -------------------------
     Agreement if Buffton shall furnish to the Requesting Holders a certified resolution of Buffton's Board of Directors stating that in the good faith judgment of such Board of Directors it would (because of the existence of, or in anticipation of, any acquisition or financing activity, or the inability for reasons beyond Buffton's control to provide any required financial statements, or any other event or condition of similar significance to Buffton) be significantly disadvantageous to Buffton for a registration statement to be maintained effective, or to be filed and become effective.

          b.  "Entity" means a corporation, limited liability company,
               ------
     association, partnership of any kind, organization, trust, joint venture or other legal entity.

          c.  "Environmental Laws" shall mean all Laws relating to (i) the
               ------------------
     control of any potential pollutant or protection of the air, water or land,
     (ii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (iii) exposure to hazardous, toxic or other substances alleged to be harmful. The term "Environmental Laws"
                                                           ------------------
     shall include, but not be limited to, the Clean Air Act, 42 U.S.C. (S) 7401 et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901, et seq., the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq. and

                                                        STOCK EXCHANGE AGREEMENT
     the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. (S) 9601 et seq.
       ------

          d.  "Exchange Act" means the Securities Exchange Act of 1934, as
               ------------
     amended (the "Exchange Act").
                   ------------

          e.  "Governmental Authority" means any federal, state, local or
               ----------------------
     foreign government or governmental entity or municipality or subdivision thereof or any authority, department, commission, panel, board, bureau, agency, court or instrumentality.

          f.  "Knowledge" of any party shall mean the collective knowledge of
               ---------
     such party's officers, directors and employees who in the normal scope of their employment would know, or would reasonably be expected to have knowledge of, the matters in question.

          g.  "Laws" means all applicable codes, statutes, laws, permits, rules,
               ----
     regulations, ordinances, orders, policies, determinations, judgments, writs, injunctions, decrees and common law and equitable rules, causes of action, remedies and principles of any applicable state, commonwealth, nation, territory, possession, province, county, parish, town, township, village, municipality, court, judicial body, administrative agency, or other Governmental Authority, as may be amended, modified, supplemented or superseded from time to time.

                                                        STOCK EXCHANGE AGREEMENT

          h.  "Material Adverse Change" with respect to any party shall mean a
               -----------------------
     material adverse change in the business, financial condition or results of operations of such party and its subsidiaries, taken as a whole; provided, however, that in no event shall the term "Material Adverse Change" be
                                               -----------------------
     deemed to include (a) changes in national economic conditions or industry conditions generally, (b) changes, or possible changes, in federal, state or local statutes and regulations applicable to both Buffton and Hotels, or
     (c) with respect to Hotels, the loss of employees, customers or suppliers by Hotels as a direct or indirect consequence of any announcement relating to the Stock Exchange.

          i.  "Material Adverse Effect" on any Entity or person shall mean any
               -----------------------
     material adverse effect on the business, financial condition or results of operations of such person or Entity and its subsidiaries, taken as a whole;

          j.  "Permitted Liens" shall mean (A) liens for taxes not due and
               ---------------
     payable or which are being contested in good faith, (B) mechanics', warehousemen's and other statutory liens incurred in the ordinary course of business, and (C) defects and irregularities in title and encumbrances which are not substantial in character or amount and do not materially impair the use of the property or asset in question.

          k.  "Registrable Securities" means the Buffton Common Stock received
               ----------------------
     by Tremain and Mathot pursuant hereto. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when
     (a) a registration statement with respect to the sale of such securities

                                                        STOCK EXCHANGE AGREEMENT
     shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement,
     (b) such securities have been transferred pursuant to Rule 144 or Rule 144A (or any successor provisions) under the Securities Act, or (c) such securities have ceased to be outstanding.

          l.  "Registration Expenses" means all expenses incident to Buffton's
               ---------------------
     performance of or compliance with Section 8 including (without limitation)
                                       ---------
     all registration, filing and American Stock Exchange fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for Buffton and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the Registrable Securities being registered.

          m.  "Securities Act" means the Securities Act of 1933, as amended.
               --------------

          n.  "Tax" or "Taxes" means any and all federal, state, local or
               ---      -----
     foreign taxes of any kind or character whatever imposed under any Law or by any Governmental Authority, including without limitation franchise, income, sales, withholding, property and other taxes.

                                                        STOCK EXCHANGE AGREEMENT

          o.  "Tax Return" means a Tax return, declaration, report, claim for
               ----------
     refund, information statement or other form required to be filed pursuant to any Law or by any Governmental Authority.

     4.   Representations and Warranties of Buffton.  Buffton represents and
          -----------------------------------------
warrants to Tremain and Mathot that on the date hereof and as of the Closing
Date:

          a.  Organization.  Buffton and each of its corporate subsidiaries (the
              ------------
     "Buffton Subsidiaries") is a corporation duly organized, validly existing
      --------------------
     and in good standing under the Laws of the jurisdiction in which it is organized and has all requisite corporate power and authority and all necessary permits, licenses, consents, and authorizations from Governmental Authorities to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, except where the failure to have such Governmental Authority would not, either individually or in the aggregate, have a Material Adverse Effect. Buffton and each Buffton Subsidiary is in compliance with all applicable Laws, except where failure to be in such compliance would not, either individually or in the aggregate, have a Material Adverse Effect. Buffton has heretofore delivered to Hotels true and complete copies of the Articles of Incorporation and Bylaws, as in existence on the date hereof, of Buffton.

           b.  Capitalization.  The authorized capital stock of Buffton consists
               --------------
     of 30,000,000 shares of Buffton Common Stock, par value $.05 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. As of March 31, 1997, there were issued and outstanding

                                                        STOCK EXCHANGE AGREEMENT

     6,672,328 shares of Buffton Common Stock and no shares of preferred stock, and 54,550 shares of Buffton Common Stock were held as treasury shares. All issued shares of Buffton Common Stock are validly issued, fully paid and nonassessable and no holder thereof is entitled to preemptive rights. All shares of Buffton Common Stock issued pursuant to this Agreement are validly issued, fully paid and nonassessable and do not violate the preemptive rights of any Entity or person.

           c.  Authorization and Validity of Agreement.  Buffton has all
               ---------------------------------------
     requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by Buffton of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Buffton and is the valid and binding obligation of Buffton, enforceable against Buffton in accordance with its terms, except as such enforceability may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, arrangement, fraudulent transfer, fraudulent conveyance and other similar Laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including, without limitation, specific performance and injunctive relief, and (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) and except as the enforceability of any indemnification provision contained in this Agreement may be limited by applicable federal or state securities or other Laws.

                                                        STOCK EXCHANGE AGREEMENT

          d.  No Approvals or Notices Required; No Conflict with Instruments to
              -----------------------------------------------------------------
     which Buffton is a Party.  Neither the execution and delivery of this
     ------------------------
     Agreement nor the performance by Buffton of its obligations hereunder, nor the consummation of the transactions contemplated hereby by Buffton, will
     (i) conflict with the Articles of Incorporation or Bylaws of Buffton; (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any provision of Law applicable to Buffton; (iii) except for (A) requirements of federal and state securities Law, and (B) requirements of notice filings in such foreign jurisdictions as may be applicable, require any consent or approval of, or filing with or notice to, any Governmental Authority under any provision of Law applicable to Buffton; or (iv) require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the creation or imposition of any lien upon any properties, assets or business of Buffton under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Buffton is a party or by which Buffton or any of its assets or properties is bound or encumbered, except those that have already been given, obtained or filed and except in any of the cases enumerated in clauses (ii) through (iv), those that, in the aggregate, would not have a Material Adverse Effect.

           e.  SEC Filings; Financial Statements.  Buffton and each Buffton
               ---------------------------------
     Subsidiary have filed all reports, registration statements, proxy statements and other filings, together with any amendments required to be made with respect thereto, that they have been required to file with the

                                                        STOCK EXCHANGE AGREEMENT

     Securities and Exchange Commission (the "SEC") under the Securities Act and
                                              ---
     the Exchange Act, except where failure to file will not have a Material Adverse Effect. All reports, registration statements, proxy statements and other filings (including all notes, exhibits and schedules thereto and documents incorporated by reference therein) filed by Buffton with the SEC since January 1, 1996 through the date of this Agreement, together with any amendments thereto, including those filings listed on Schedule 2.a hereof,
                                                           ------------
     are sometimes collectively referred to as the "Buffton SEC Filings".
                                                    -------------------
     Buffton has heretofore delivered to Tremain and Mathot copies of the Buffton SEC Filings. As of the respective dates of its filing with the SEC, the Buffton SEC Filings complied in all material respects with the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          Each of the consolidated financial statements (including any related notes or schedules) included in the Buffton SEC Filings was prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto), and fairly present, in all material respects, the consolidated financial position of Buffton and the Buffton Subsidiaries as of the dates thereof and the statements of income for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments on a basis comparable with past periods).

                                                        STOCK EXCHANGE AGREEMENT

          There has been no Material Adverse Change in the consolidated financial condition of Buffton and the Buffton Subsidiaries, or any material event which is likely to result in such a Material Adverse Change, since the date of the last financial statements included in the Buffton SEC Filings.

           f.  Litigation.  Except as disclosed in the Buffton SEC Filings,
               ----------
     there are no claims, actions, suits, investigations or proceedings pending or, to the Knowledge of Buffton, threatened against or affecting Buffton or any of the Buffton Subsidiaries or any of its or their respective properties at law or in equity, or any of its or their respective employee benefit plans or fiduciaries of such plans, or before or by any Governmental Authority, wherever located, that individually or in the aggregate if adversely determined would have a Material Adverse Effect, or that involve the risk of criminal liability.

          g.  Voting Requirements.  No vote of the holders of any class or
              -------------------
     series of the capital stock of Buffton is necessary to approve this Agreement and the Stock Exchange.

     5.   Representations and Warranties of Hotels.  Hotels represents and
          ----------------------------------------
warrants to Buffton that, except as set forth in the disclosure letter delivered by Hotels to Buffton on the date hereof (the "Hotels Disclosure Letter"):
                                              ------------------------

          a.   Organization and Compliance with Law.  Hotels is a corporation
               ------------------------------------
     duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and

                                                        STOCK EXCHANGE AGREEMENT
     has all requisite corporate power and authority and all necessary permits, licenses, consents, and authorizations from Governmental Authorities to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, except where the failure to have such Governmental Authority would not, either individually or in the aggregate, have a Material Adverse Effect. Hotels is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be duly qualified does not and would not, either individually or in the aggregate, have a Material Adverse Effect. Hotels is in compliance with all applicable Laws, except where failure to be in such compliance would not, either individually or in the aggregate, have a Material Adverse Effect and has all necessary permits, licenses, consents and authorizations from Governmental Authorities which are necessary to operate its business. Hotels has heretofore delivered to Buffton true and complete copies of the Articles of Incorporation and Bylaws, as in existence on the date hereof, of Hotels.

           b.  Capitalization.
               --------------

               (1) The authorized capital stock of Hotels consists of 1,000 shares of Hotels Common Stock, par value $1.00 per share. As of the date of execution of this Agreement, there were issued and outstanding 100 shares of Hotels Common Stock (60 shares held by Tremain and 40 shares held by Mathot), and no shares of Hotels Common Stock were held as treasury shares. All issued shares of Hotels Common Stock are validly issued, fully paid

                                                        STOCK EXCHANGE AGREEMENT
          and nonassessable, and no holder thereof is entitled to, or has waived, preemptive rights. Except for that certain Stockholders' Agreement dated as of June 30, 1990, among Hotels, Tremain and Mathot (the "Existing Stockholders Agreement"), Hotels is not a party to, and
                -------------------------------
          has no Knowledge of, any voting agreement, voting trust or similar agreement or arrangement relating to any class or series of its capital stock, or any agreement or arrangement providing for registration rights with respect to any capital stock or other securities of Hotels. The Existing Stockholders Agreement is being cancelled and terminated hereby, without continuing liability of Hotels.

               (2) There are (A) no shares of capital stock or other equity securities of Hotels outstanding (other than the 100 shares outstanding as stated in Section 5(b)(i)) and (B) no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of Hotels, or contracts, understandings or arrangements to which Hotels or any Hotels stockholder is a party, or by which it is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, or securities or rights convertible into or exchangeable for, any additional shares of capital stock of Hotels.

               (3) Hotels does not own any stock, partnership, equity or other interest in any Entity.

                                                        STOCK EXCHANGE AGREEMENT

           c.  Authorization and Validity of Agreement.  Hotels has all
               ---------------------------------------
     requisite corporate power and authority to enter into this Agreement, to make the representations made herein and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Hotels and is the valid and binding obligation of Hotels, enforceable against it in accordance with its terms, except as such enforceability may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, arrangement, fraudulent transfer, fraudulent conveyance and other similar Laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including, without limitation, specific performance and injunctive relief, and (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) and except as the enforceability of any indemnification provision contained in this Agreement may be limited by applicable federal or state securities or other Laws.

           d.  No Approvals or Notices Required; No Conflict with Instruments to
               -----------------------------------------------------------------
     which Hotels is a Party.  Neither the execution and delivery of this
     -----------------------
     Agreement nor the performance by Tremain and Mathot of their obligations hereunder, nor the consummation of the transactions contemplated hereby by Tremain and Mathot, will (i) conflict with the Articles of Incorporation or Bylaws of Hotels; (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any provision of Law applicable to Hotels, Tremain or Mathot; (iii) except for (A) requirements of federal and state securities Law, and (B) requirements of notice filings in such foreign jurisdictions as may be applicable, require any consent or approval of, or filing with or notice to, any

                                                       STOCK EXCHANGE COMMISSION

     Governmental Authority, under any provision of Law applicable to Hotels, Tremain or Mathot; or (iv) require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in any loss of any material benefit under, or permit the termination of any provision of, or result in the creation or imposition of any lien upon any properties, assets or business of Hotels under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Hotels is a party or by which Hotels or any of its assets or properties is bound or encumbered, except those that have already been given, obtained or filed and except in any of the cases enumerated in clauses (ii) through (iv), those that, in the aggregate, would not have a Material Adverse Effect.

           e.  Financial Statements; Material Contracts; Liabilities.  Hotels
               -----------------------------------------------------
     has no written or verbal contracts, obligations, agreements or understandings enforceable against it or any of its assets other than those described in the Hotels Disclosure Letter.

          The December 31, 1996 financial statements and all other financial statements of Hotels (including any related notes or schedules) provided by or at the direction of Tremain and/or Mathot to Buffton (the "Hotels
                                                                   ------
     Financial Statements") fairly and accurately present in all material
     --------------------
     respects the financial position of Hotels as of the dates thereof and the statements of income and cash flows for the periods then ended. As of the date hereof, Hotels has no material liabilities, absolute or

                                                        STOCK EXCHANGE AGREEMENT
     contingent, which are not reflected in the Hotels Disclosure Letter or the Hotels Financial Statements.

          Hotels has records that accurately and validly reflect its transactions and accounting controls sufficient to insure that such transactions are accurately recorded and, with respect to accounting and financial matters, recorded in conformity with generally accepted accounting principles.

           f.  Conduct of Business in the Ordinary Course; Absence of Certain
               --------------------------------------------------------------
     Changes and Events.  Since January 1, 1997, except as contemplated by this
     ------------------
     Agreement or disclosed in the Hotels Disclosure Letter, Hotels has conducted its business only in the ordinary and usual course, and there has not been (i) any Material Adverse Change in Hotels or any condition, event or development that reasonably may be expected to result in any such Material Adverse Change; (ii) any change by Hotels in its accounting methods, principles or practices; (iii) any revaluation by Hotels of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (iv) any entry by Hotels into any commitment or transaction material to Hotels, taken as a whole; (v) any declaration, setting aside or payment of any dividends or distributions in respect of the Hotels Common Stock; (vi) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of Hotels, taken as a whole; (vii) any increase in excess of $5,000 in indebtedness for borrowed money; (viii) any granting of a security interest or lien on any property or assets of Hotels, taken as a whole, other than Permitted Liens; or (ix) any

                                                        STOCK EXCHANGE AGREEMENT
     increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or any other increase in the compensation payable or to become payable to any officers or key employees of Hotels.

           g.  Certain Fees.  Neither Hotels nor any of its officers, directors
               ------------
     or employees, on behalf of Hotels or its Board of Directors (or any committee thereof), has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.

           h.  Litigation.  Except as disclosed in the Hotels Disclosure Letter,
               ----------
     there are no claims, actions, suits, investigations or proceedings pending or, to the Knowledge of Hotels, threatened against or affecting Hotels or any of its respective properties at law or in equity, or any of its employee benefit plans or fiduciaries of such plans, or before or by any Governmental Authority, wherever located.

           i.  Employee Liability.  To its Knowledge, Hotels has no material
               ------------------
     undisclosed liability to any present or former employee, any Governmental Authority or any other person or Entity under ERISA or any other Laws involving the rights and/or remedies of employees.

                                                        STOCK EXCHANGE AGREEMENT

           j.  Taxes.  All Tax Returns of or relating to any Taxes that are
               -----
     required to be filed on or before the date hereof by or with respect to Hotels, or any other corporation that is or was a member of an affiliated group (within the meaning of Section 1504(a) of the Code) of corporations of which Hotels was a member for any period ending on or prior to the date hereof, have been duly and timely filed, and all Taxes, including interest and penalties, due and payable pursuant to such Tax Returns have been paid or adequately provided for in reserves established by Hotels. All Tax Returns of or with respect to Hotels have been audited by the applicable Governmental Authority, or the applicable statute of limitations has expired, for all periods up to and including the tax year ended December 31, 19___. There is no material claim against Hotels with respect to any Taxes, and no material assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Hotels that has not been adequately provided for in reserves established by Hotels. The total amounts set up as liabilities for current and deferred Taxes in the Hotels Financial Statements have been established in accordance with generally accepted accounting principles and are sufficient to cover the payment of all Taxes, including any penalties or interest thereon and whether or not assessed or disputed, that are, or are hereafter found to be, or to have been, due with respect to the operations of Hotels through the periods covered thereby.

           k.  Environmental.  Except as disclosed in the Hotels Disclosure
               -------------
     Letter, to the Knowledge of Hotels:

               (1) Hotels has not caused or permitted the release or disposal of Hazardous Materials onto, at or near any property owned, managed, leased or operated by Hotels.

                                                        STOCK EXCHANGE AGREEMENT

               (2) Hotels has not caused or allowed the generation, use, treatment, storage or disposal of Hazardous Materials in connection with any business or other operations managed or conducted by Hotels except in accordance with all applicable Environmental Laws.

               (3)  Hotels has filed all reports required by Environmental Laws.

               (4) There are no facts, conditions or circumstances that could cause Hotels to incur any loss, liability, damage, costs or expenses, with respect to any individual event, in excess of $25,000, for (A) violations of Environmental Laws, (B) failure to obtain an Environmental Permit, (C) response or remedial costs under any Environmental Law or (D) personal injury or property damage resulting from exposure to or releases of Hazardous Materials.

               (5) Hotels has not received any inquiry or notice, nor does Hotels have any reason to suspect or believe any of them will receive any inquiry or notice, of any actual or potential proceeding, claim, lawsuit or loss that arises under or relates to any Environmental Law.

               (6) No underground storage tanks are present on the properties owned or operated by Hotels, and any underground storage tanks previously removed from any

                                                        STOCK EXCHANGE AGREEMENT
          properties owned, managed, leased or operated by Hotels were removed in accordance with applicable Environmental Laws.

               (7) The business or any other current or prior operations conducted or managed by Hotels have been conducted in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations established under applicable Environmental Laws, except where the failure to be in compliance would not, either individually or in the aggregate, have a Material Adverse Effect.

           l.  No Severance Payments.  Hotels will not owe a severance payment
               ---------------------
     or similar obligation to any of its employees, officers or directors as a result of the Stock Exchange or the transactions contemplated by this Agreement, nor will any of such persons be entitled to an increase in severance payments or other benefits as a result of the Stock Exchange or the transactions contemplated by this Agreement in the event of the subsequent termination of their employment.

           m.  Insurance.  The Hotels Disclosure Letter sets forth all policies
               ---------
     of insurance currently in effect relating to the business or operations of Hotels, and such insurance is adequate.

           n.  Title to Property.  Except as set forth in the Hotels Disclosure
               -----------------
     Letter, Hotels has good and indefeasible title to all of its assets, free and clear of all mortgages, liens, charges and encumbrances other than Permitted Liens.

                                                        STOCK EXCHANGE AGREEMENT

     6.   Investment and Other Representations by Tremain and Mathot.  Tremain
          ----------------------------------------------------------
and Mathot jointly and severally represent and warrant to Buffton that:

          a. Each of Tremain and Mathot has such knowledge of finance, securities and investments generally and such experience and skill in investments based on actual participation that each is capable of evaluating the merits and risks of an investment in Buffton and the suitability of the Buffton Common Stock acquired hereunder as an investment for each of Tremain and Mathot.

          b. The Buffton Common Stock being acquired by Tremain and Mathot will be acquired by each of Tremain and Mathot for his own account for investment and not for the benefit of any other Entity or person or with a view towards resale or distribution, and neither Tremain nor Mathot presently has any reason to anticipate any change in either of their circumstances or other particular occasion or event that would cause either Tremain or Mathot to sell his Buffton Common Stock.

          c. Each of Tremain and Mathot has been furnished by Buffton with all information (or access to all information) regarding Buffton's business, operations and financial condition, the attributes of the Buffton Stock and the merits and risks of an investment in the Buffton Stock, that each of Tremain and Mathot deems appropriate and necessary for each of Tremain and Mathot's analysis of an investment in the Buffton Stock.

                                                        STOCK EXCHANGE AGREEMENT

          d. Each of Tremain and Mathot has had an opportunity to obtain any information from and ask questions of Buffton concerning any and all information that each of Tremain and Mathot believed was or might be material to an evaluation of the terms, conditions, merits and risks of an investment in the Buffton Common Stock, and all such questions have been satisfactorily answered, and all such information provided, to each of Tremain and Mathot's full and complete satisfaction.

          e. Each of Tremain and Mathot has adequate net worth and means of providing for each of Tremain and Mathot's current needs and all possible contingencies, and each of Tremain and Mathot has no need, and anticipates no need in the foreseeable future, to sell the Buffton Common Stock.

          f. Each of Tremain and Mathot is able to bear all of the economic risks of an investment in the Buffton Stock and, consequently, without limiting the generality of the foregoing, each of Tremain and Mathot is able to hold each of Tremain's and Mathot's Buffton Common Stock for an indefinite period of time and has a sufficient net worth to sustain a loss of each of Tremain's and Mathot's entire investment in the Buffton Common Stock in the event such loss should occur.

          g. Each of Tremain and Mathot understands that (i) his investment in the Buffton Common Stock is speculative and involves a high degree of risk of loss by him of his entire investment and that he must bear the economic risk of such investment for an indefinite period of time; and (ii) no assurances, representations or warranties, direct or indirect of any nature

                                                        STOCK EXCHANGE AGREEMENT
     whatsoever, have been made regarding (A) any economic advantages (including
     Tax) that may inure to the benefit of each of Tremain and Mathot, (B) the approximate length of time that each of Tremain and Mathot will be required to own each of Tremain's and Mathot's Buffton Stock or (C) any distributions of cash or property to the stockholders of Buffton.

          h. Except as provided herein or in the Employment Agreements and Nonqualified Stock Option Agreements referred to on Schedule 2.a hereto,
                                                         ------------
     neither Tremain nor Mathot has received any representation or warranty from Buffton or any stockholder or any director, officer, employee or agent, as applicable, of Buffton or any stockholder, in making their investment decision.

          i. All information made available to each of Tremain's and Mathot and each of Tremain and Mathot's personal advisors and representatives, if any, in connection with their investment in the Buffton Common Stock is confidential, shall be held in strict confidence in all respects and may not be reproduced, distributed in whole or in part, or otherwise divulged, or used for any other purpose, without the prior written consent of Buffton.

          j. Each of Tremain and Mathot is aware that there are substantial restrictions on the transferability of the Buffton Common Stock and that since the Buffton Common Stock may not be, and each of Tremain and Mathot has no right to require that it be, registered (except pursuant to the registration rights hereafter provided) under the Securities Act or any applicable state securities laws, the Buffton Common Stock may not be, and each of Tremain and Mathot agrees

                                                        STOCK EXCHANGE AGREEMENT
     that it shall not be, sold unless first registered thereunder or unless such sale is exempt from such registration under said Act and such laws. Each of Tremain and Mathot also acknowledges that he is responsible for compliance with all conditions on transfer imposed by any federal or state securities law or regulation and for any expenses incurred by Buffton for legal or accounting services in connection with reviewing any such proposed transfer except as provided in Section 8 hereof.

          k. Each of Tremain and Mathot is an "Accredited Investor" within the meaning of Regulation D of the General Rules and Regulations under the Securities Act.

          l. Each of Tremain and Mathot understands and agrees that a legend may be placed on each certificate evidencing the Buffton Common Stock in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, OR TRANSFERRED, EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

                                                        STOCK EXCHANGE AGREEMENT

          m. To their Knowledge, there are no material misstatements, errors, misrepresentations or omissions in any Tax Return filed by Hotels.

          n. Except as disclosed in the Hotels Disclosure Letter, there are no claims, actions, suits, investigations or proceedings pending or, to the Knowledge of Tremain or Mathot, threatened against or affecting Hotels before or by any Governmental Authority or arbitrator, wherever located.

          o. Tremain and Mathot have all requisite capacity and authority to enter into this Agreement, to make the representations made herein and to perform their obligations hereunder. This Agreement has been duly executed and delivered by Tremain and Mathot and is the valid and binding obligation of Tremain and Mathot, enforceable against them in accordance with its terms, except as such enforceability may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, arrangement, fraudulent transfer, fraudulent conveyance and other similar Laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including, without limitation, specific performance and injunctive relief, and (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) and except as the enforceability of any indemnification provision contained in this Agreement may be limited by applicable federal or state securities or other Laws.

                                                        STOCK EXCHANGE AGREEMENT

     7.   Tax Treatment.  Tremain and Mathot each acknowledge that neither
          -------------
Buffton nor any of its officers, directors, employees, attorneys, accountants or agents has made any representations or warranties of any nature whatsoever with respect to the consequences of the Stock Exchange or any of the other transactions contemplated hereby to either Tremain or Mathot under any Tax Law.

     8.   Registration Rights.
          -------------------

               a.  Demand Registration Right (Registration of Buffton Common
                   ---------------------------------------------------------
     Stock on Request).
     -----------------

               (1) Request.  Upon the written request of either Tremain or
                   -------
          Mathot (the "Requesting Holder") that Buffton effect the registration
                       -----------------
          under the Securities Act of all of such Requesting Holder's Registrable Securities, Buffton shall promptly give written notice of such requested registration to the other if Tremain or Mathot and to any other person or Entity with demand or incidental registration rights granted by Buffton (the Requesting Holder, the other of Tremain or Mathot and all such other persons and Entities being herein called "Registration Rights Holders") and shall use Buffton's best efforts to
           ---------------------------
          effect, as expeditiously as possible, the registration under the Securities Act of:

                    i) the Registrable Securities that Buffton has been so requested to register by such Requesting Holder;

                                                        STOCK EXCHANGE AGREEMENT

                    ii) all other Registrable Securities that Buffton has been requested to register in such registration by the other of Tremain or Mathot who is not the Requesting Holder by written request to Buffton received within 15 days after the other of Tremain or Mathot receives notice of such pending registration; and

                    iii) all other Buffton Common Stock which any other
               Registration Rights Holders may have requested be included in such pending registration.

               (2) Certain Limitations.  The foregoing notwithstanding, Buffton
                   -------------------
          shall not be obligated to file or cause to become effective any registration statement pertaining to Registrable Securities of a Requesting Holder, (i) if less than 100,000 shares will be included in such registration statement or (ii) at any time during the existence of a Disadvantageous Condition. Except as provided in Section 2.7,
                                                                 -----------
          Tremain and Mathot together may only require one demand registration pursuant to this Section 8.a. (i.e., if Tremain is a Requesting Holder
                           -----------   ----
          and Mathot does not elect to participate in such registration, Mathot shall have no further right to request registration pursuant to this
          Section 8.a.
          -----------

               (3) Registration Statement Form.  Registrations under this
                   ---------------------------
          Section 8.a shall be on such appropriate registration form of the SEC
          -----------
          as shall be selected by Buffton.

                                                        STOCK EXCHANGE AGREEMENT

               (4) Expenses.  Buffton shall pay all Registration Expenses in
                   --------
          connection with the one registration which becomes effective pursuant to this Section 8.a.
                  -----------

               (5) Effective Registration Statement.  A registration requested
                   --------------------------------
          pursuant to this Section 8.a shall not be deemed to have been effected
                           -----------
          unless a registration statement relating thereto has become effective under the Securities Act and the registration statement has remained effective for a period of at least 90 days (or such shorter period in which all Registrable Securities included in such registration have actually been sold thereunder). Buffton may discontinue any effective registration statement requested if and so long as a Disadvantageous Condition shall exist.

               (6) Underwriters.  Tremain and Mathot shall have no right to
                   ------------
          require an underwritten public offering, but if any registration effected pursuant to this Section 8.a is an underwritten public
                                    -----------
          offering, the managing underwriter or underwriters thereof and the price, terms and provisions of the offering shall be determined by the holders of 60% or more of the Registrable Securities and other Buffton Common Stock included in such registration, but any such underwriter must be reasonably acceptable to Buffton and may be selected by Buffton if the required 60% concurrence cannot be achieved.

               (7) Apportionment in Registrations Requested.  If a registration
                   ----------------------------------------
          requested pursuant to this Section 8.a or pursuant to Section 8.b is
                                     -----------                -----------
          an underwritten offering and the managing underwriter advises Buffton in writing (with a copy to the Requesting Holder and

                                                        STOCK EXCHANGE AGREEMENT
          any other stockholders who requested inclusion of Registrable Securities or other Buffton Common Stock in the registration) that, in its opinion, the number of Registrable Securities requested to be included in such registration exceeds the number that can be sold in such offering or would in any other manner adversely effect such offering, Buffton shall include in such registration all of such Registrable Securities that Buffton is advised can be sold in such offering. To the extent that such number is less than the total number of Registrable Securities and other Buffton Common Stock requested to be included in such registration, the number of Registrable Securities to be so included shall be reduced on a pro rata basis among all holders, whose Buffton Common Stock are included in such registration such that each holder whose Buffton Common Stock is so included shall be entitled to include such number of shares of Buffton Common Stock included in such offering, determined by multiplying the number of shares of Buffton Common Stock requested to be included by the Registration Rights Holders by a fraction the numerator of which is equal to the sum of the number of shares of Buffton Common Stock that such managing underwriter has advised may be included in such registration, and the denominator of which is the total number of shares of Buffton Common Stock requested to be included in such registration by all holders. Subject to the limitations on number of shares stated in Section 7.a.(2), in the event of any such reduction at the request of an underwriter, either pursuant to the initial demand registration by Tremain and/or Mathot or a subsequent one pursuant to this sentence, Tremain and Mathot, and if there is no other registration within the next 12 months pursuant to which the shares unsold because of such reduction can be sold

                                                        STOCK EXCHANGE AGREEMENT
          pursuant to Section 8.b, Tremain and Mathot shall be entitled to exercise one additional demand right pursuant to this Section 8.a in order to sell such unsold shares.

          b.  Piggyback Registration Rights.  If Buffton at any time proposes to
              -----------------------------
     register any of its Common Stock under the Securities Act (other than a registration on Form S-4, Form S-8 or any successor or similar form, or in connection with a tender offer, merger or other acquisition), for sale for its own account in an underwritten offering or for sale pursuant to a registration for others, it shall each such time give prompt written notice to Tremain and Mathot of its intention to do so. Upon the written request of either Tremain or Mathot made within 15 days after the date of receipt of such notice, Buffton shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities that Buffton has been so requested to register by Tremain and/or Mathot, to the extent requisite to permit the disposition of such Registrable Securities so to be registered, provided, that if, at any time after giving written notice of its intention to register any Buffton Common Stock and prior to the effective date of the registration statement filed in connection with such registration, Buffton shall determine for any reason not to register or to delay registration of such Buffton Common Stock, Buffton may, at its election, give written notice of such determination to Tremain and Mathot and, thereupon, (a) in the case of a determination not to register, Buffton shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice. Buffton shall pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 8.b.
                                                             -----------

                                                        STOCK EXCHANGE AGREEMENT

          c.  Registration Procedures.
              -----------------------

               (1) Procedures.  If and whenever Buffton is required to use its
                   ----------
          best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Articles II and III, Buffton
                                                  -----------     ---
          shall as expeditiously as possible:

                    i) prepare and as soon thereafter as is reasonably practicable file with the SEC the requisite registration statement to effect such registration and thereafter use commercially reasonable efforts to cause such registration statement to become effective;

                    ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or 90 days after the effective date of the registration statement, whichever is shorter;

                                                        STOCK EXCHANGE AGREEMENT

                    iii) furnish without charge to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act, conforming with the requirements of the Securities Act and such other documents as such seller may reasonably request;

                    iv) use commercially reasonable efforts to register or qualify all securities under such other securities or blue sky laws of such jurisdictions in the United States as each seller thereof shall reasonably request, keep such registration or qualification in effect for so long as such registration statement remains in effect and take any other action that may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that Buffton shall not for any such purpose be required to qualify generally to do business as a foreign entity in any jurisdiction wherein it would not but for the requirements of this Section 8.c be obligated to
                                                    -----------
               be so qualified or to consent to general service of process in any such jurisdiction; and

                                                        STOCK EXCHANGE AGREEMENT

                    v) cause any shares registered pursuant hereto to be listed for trading on the American Stock Exchange.

          d.  Seller's Information.  Buffton may require each proposed seller of
              --------------------
     Registrable Securities as to which any registration is being effected to promptly furnish Buffton, as a condition precedent to including such seller's Registrable Securities in any registration, such information regarding such seller and the intended method of distribution of such Registrable Securities by such seller as Buffton may from time to time reasonably request in writing.

          e.  Preparation; Reasonable Investigation.  In connection with the
              -------------------------------------
     preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, Buffton shall give the sellers of Registrable Securities, their underwriters, if any, and their respective counsel, a reasonable period of time prior to the filing thereof to review and comment upon such registration statement, each prospectus included therein, and each amendment thereof or supplement thereto, and shall give each of them such opportunities to discuss the business of Buffton with its officers and the independent public accountant who has certified its financial statements as shall be necessary, in the opinion of each such seller's and each such underwriter's respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     9.   Release of Claims by Tremain and Mathot.  Tremain and Mathot, jointly
          ---------------------------------------
and severally, hereby waive, release, cancel and discharge any and all contractual, legal and other claims and rights of every kind or nature whatsoever which they or either of them may have against Hotels as an officer,

                                                        STOCK EXCHANGE AGREEMENT
director, shareholder, employee or otherwise and agree to, and do hereby, cancel and terminate the Existing Stockholders Agreement.

     10.  Sale of Current Technology; Buffton Name Change.  Buffton has provided
          -----------------------------------------------
to Tremain and Mathot a copy of the draft proxy statement filed with the SEC describing the proposed sale of substantially all of the assets of Current Technology, Inc. ("CTI"), a subsidiary of Buffton, to a subsidiary of Danaher
                   ---
Corporation, pursuant to a February 17, 1997 Asset Purchase Agreement, subject to shareholder approval and the satisfaction of the conditions stated in such Asset Purchase Agreement (the "CTI Sale"). Buffton agrees that it will use
                               --------
commercially reasonable best efforts to consummate the CTI Sale, and, after such consummation, change the name of Buffton to BFX Hospitality Group, Inc. In the event Buffton is successful in consummating the CTI sale, it agrees to redeploy the proceeds from the CTI Sale together with other cash and assets of Buffton and the Buffton Subsidiaries into the hospitality industry, in implementation of a business plan approved by the Buffton board of directors.

     11.  Purchase of Buffton Common Stock by Tremain and Mathot.  Tremain and
          ------------------------------------------------------
Mathot severally agree that each of them will, within 120 days after the closing of the CTI Sale, purchase 100,000 shares of Buffton Common Stock in the open market at market prices so long as they are able to make such purchases at a price of $3.00 per share or less.

     12.  Cooperation in Litigation.  In the event that a claim is asserted
          -------------------------
against Buffton, or any of its direct or indirect subsidiaries, relating to, based in whole or in part on events or conditions occurring

                                                        STOCK EXCHANGE AGREEMENT
or existing in connection with, or arising out of, Hotels or its business or operations, each of Tremain and Mathot agrees to cooperate with Buffton in the defense of any such claim at Buffton's expense.

     13.  Expenses.  Each party hereto shall bear the legal, accounting and
          --------
other expenses incurred by such party in connection with the Stock Exchange and this Agreement, and the other agreements and transactions contemplated hereby.

     14.  Preparation of Pre-Closing Tax Returns.  With respect to each Tax
          --------------------------------------
Return covering a taxable period ending on or before the date hereof that is required to be filed after the date hereof for, by or with respect to Hotels, Tremain and Mathot shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return allitems of income, gain, loss, deduction and credit or other items required to be included therein, and shall deliver the original of each such Tax Return to Buffton at least 30 days prior to the due date (including extensions) of such Tax Return. If the amount of Tax shown due on any such Tax Return exceeds the amount reflected as a current liability for such Tax on the Hotels Financial Statements, Tremain and Mathot shall pay to Buffton the amount of such excess not less than five (5) days prior to the due date of such Tax Return. Buffton shall grant to Tremain and Mathot (or their designees) access at all reasonable times to all the information, books and records relating to Hotels within the possession of Hotels or Buffton to the extent reasonably necessary to permit Tremain and Mathot (or their designees) to prepare the Tax Return described in this Section 13.

     15.  Further Assurances.  From time to time after the closing, upon request
          -------------------
of Buffton and without further consideration, Tremain and Mathot agree to execute, acknowledge and deliver all such

                                                        STOCK EXCHANGE AGREEMENT
other instruments of sale, assignment, conveyance and transfer and shall take all such other commercially reasonable action required to effectively transfer to and vest in Buffton, and to put Buffton in possession of, all of the Hotels Stock and any assets of Hotels.

     16.  Public Announcements.  Except for public statements or press releases
          ---------------------
which the management or board of directors of Buffton in good faith believe to be required by law, Buffton, Tremain and Mathot will not make, or permit any agent or affiliate to make, any public statement or press release, with respect to the Stock Exchange or this Agreement without the prior written consent of the other parties hereto, which shall not be unreasonably withheld, conditioned or delayed.

     17.  Survival of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of the parties hereto made herein shall not be affected by any information furnished to, or any investigation conducted by, any of them or its representatives in connection with the subject matter of this Agreement, and such representations and warranties shall survive the Closing.

     18.  Amendments.  This Agreement may be amended only by a writing executed
          ----------
by all of the parties hereto.

     19.  Entire Agreement.  This Agreement and the other agreements expressly
          ----------------
provided for herein set forth the entire understanding of the parties hereto and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written,

                                                        STOCK EXCHANGE AGREEMENT
between the parties. Hotels is executing this Agreement solely for the purpose of making the representations and warranties in Section 5.

     20.  Notices.  Any notice, request or other communication required or
          -------
permitted hereunder shall be in writing and shall be deemed to have been duly given (a) upon receipt if personally delivered or by overnight courier, (b) on the date sent if made by facsimile transmission to the party to whom such notice or communication is directed to the facsimile number of such person stated below (or as otherwise provided to or obtained by the sending party) and if followed by a telephone call to such person at the same time to the telephone number stated below (or otherwise provided to or obtained by the sending party) advising such person (or leaving a voice mail for such person) that the facsimile transmission has been sent and a general statement about the contents thereof, or (c) on the fifth business day after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at its respective addresses set forth below.

if to Hotels:     Hotel of Distinction, Inc.
                  380 South County Road
                  Palm Beach, Florida 33480
                  Attention:  Alan Tremain
                  Telephone: (407) 835-9500
                  Facsimile: (407) 835-9558

                                                        STOCK EXCHANGE AGREEMENT
with a copy to:   Jean-Claude Mathot at the same address

and a copy to:    Andrew Culbert
                  Masterman, Culbert & Tully LLP
                  One Lewis Wharf
                  Boston, Massachusetts 02110
                  Telephone: (617) 227-8010
                  Facsimile: (617) 227-2630


if to Buffton:    Buffton Corporation
                  226 Bailey Avenue, Suite 101
                  Fort Worth, Texas 76107-1220
                  Attention:  Robert H. McLean
                  Telephone: (817) 332-2461
                  Facsimile: (817) 877-0420

with a copy to:   Fulbright & Jaworski L.L.P.
                  2200 Ross Avenue, Suite 2800
                  Dallas, Texas 75201
                  Attention:  Linton E. Barbee
                  Telephone: (214) 855-8119

                                                        STOCK EXCHANGE AGREEMENT

                  Facsimile: (214) 855-8200

Any party by written notice to the other may change the address or the persons to whom notices or copies thereof shall be directed.

     21.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     22. Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the substantive Laws of the State of Texas without giving effect to the principles of conflicts of law thereof.

     23. Severability.  If any term, provision, covenant or restriction of this
         ------------
Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated.

     24. Headings.  The Section heading herein are for convenience only and
         --------
shall not affect the construction hereof.

                                                        STOCK EXCHANGE AGREEMENT

     25. Entire Agreement; Third Party Beneficiaries.  This Agreement
         -------------------------------------------
constitutes the entire agreement and supersedes all other prior agreements and understandings, both oral and written, among the parties or any of them, with respect to the subject matter hereof and neither this nor any documents delivered in connection with this Agreement confers upon any Governmental Authority, Entity or person not a party hereto any rights or remedies hereunder.

     26.  Election to Board of Directors.  The Board of Directors of Buffton
          ------------------------------
have approved the election of Tremain and Mathot as members of such Board of Directors promptly after the Stock Exchange has been completed.

                                                        STOCK EXCHANGE AGREEMENT

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          BUFFTON CORPORATION


                                          By  /S/ Robert H. McLean
                                              ----------------------------------
                                              Robert H. McLean
                                              Chairman of the Board, President
                                              and Chief Executive Officer



/S/ Alan Tremain                          /S/ Jean-Claude Mathot
---------------------------------------   --------------------------------------
ALAN TREMAIN                              JEAN-CLAUDE MATHOT



HOTELS OF DISTINCTION, INC.



By   /S/Alan Tremain
  -------------------------------------
  Alan Tremain, Chief Executive Officer

                                 SCHEDULE  2.a
         ITEMS AND DOCUMENTS DELIVERED BY BUFFTON AT OR BEFORE CLOSING
         -------------------------------------------------------------


Form of Employment Agreement to be entered into between Buffton and Tremain.

Form of Employment Agreement to be entered into between Buffton and Mathot.

Form of Non Qualified Stock Option Agreement to be entered into between Buffton and Tremain.

Form of Non Qualified Stock Option Agreement to be entered into between Buffton and Mathot.

Buffton Annual Reports for 1994, 1995 and 1996.

Buffton form 10-Q for first quarter ending December 31, 1996.

Buffton proxy statement for 1996.

Buffton draft proxy statement filed with the SEC describing the proposed sale of substantially all of the assets of Current Technology, Inc., a subsidiary of Buffton, to a subsidiary of Danaher Corporation, pursuant to a February 17, 1997 Asset Purchase Agreement.

Buffton press releases for the period October 1, 1995 through April 7, 1997.

Projected balance sheet for Buffton at September 30, 1997, assuming the sale of Current Technology has been completed.

Business Plan Summary as prepared by Tremain and reviewed by Robert McLean.

Stock Certificate issued by Buffton to Tremain for 180,000 shares of Buffton Common Stock.

Stock Certificate issued by Buffton to Mathot for 120,000 shares of Buffton Common Stock.

                                 SCHEDULE 2.b
   ITEMS AND DOCUMENTS DELIVERED BY TREMAIN AND MATHOT AT OR BEFORE CLOSING
   ------------------------------------------------------------------------